BANKWELL FINANCIAL GROUP REPORTS RECORD QUARTERLY NET INCOME OF $5.6 MILLION OR $0.71 PER SHARE FOR THE SECOND QUARTER AND DECLARES THIRD QUARTER DIVIDEND
New Canaan, CT – July 30, 2019 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $5.6 million or $0.71 per share for the second quarter of 2019, versus $4.7 million or $0.60 per share for the same period in 2018.
The Company's Board of Directors declared a $0.13 per share cash dividend, payable August 26, 2019 to shareholders of record on August 16, 2019.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"The Bankwell team once again delivered strong operating results against the backdrop of a competitive deposit market and a flattening yield curve. Year-to-date loan originations are ahead of 2018’s pace and the loan pipeline is quite robust. Once we begin to experience a more normalized trend in prepayments, these originations should translate to solid organic growth. Our investments in our Treasury Management product suite have also begun to bear fruit, as we see a strong pipeline there as well. Deposit pricing appears to have peaked as competitors’ rates have dropped consistently over the last several weeks. Bankwell’s balance sheet is well-positioned to take advantage of any rate decreases going forward."
Second Quarter 2019 Highlights:

•	Second quarter diluted earnings per share were $0.71, an increase of 18% compared to the second quarter of 2018.

•	Total noninterest income was $1.3 million for the second quarter of 2019, or 9% of total revenue.

•	Return on average assets for the second quarter of 2019 totaled 1.20% compared to 1.02% for the same period in 2018.

•	Return on average tangible common equity for the second quarter of 2019 totaled 12.68% compared to 11.41% for the same period in 2018.

•	Total gross loans were $1.6 billion for the second quarter of 2019.

•	The allowance for loan losses was $13.9 million and represents 0.89% of total loans.

•	Investment securities totaled $116.4 million and represent 6% of total assets.

•	Total deposits were $1.5 billion for the second quarter of 2019.

•	The Company repurchased 34,168 shares of its outstanding common stock at a cost of $1.0 million.

•	The tangible common equity ratio and tangible book value per share was 9.38% and $22.47, respectively.

•	The efficiency ratio was 58.0% for the six months ended June 30, 2019 compared to 60.1% for the same period in 2018.

•	Return on average assets for the six months ended June 30, 2019 totaled 1.15% compared to 1.03% for the same period in 2018.

•
Loan originations totaled $75.2 million, with $59.6 million of loan fundings for the quarter ended June 30, 2019. Loan originations totaled $168.5 million, with $121.4 million of loan fundings for the six months ended June 30, 2019.

•	Tax equivalent net interest margin was 3.07% for the second quarter of 2019 and 3.13% for the six months ended June 30, 2019.
Earnings
Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2019 were $14.9 million, a decrease of 1% compared to the quarter ended June 30, 2018. Net interest income for the quarter ended June 30, 2019 was $13.6 million, a decrease of 2% compared to the quarter ended June 30, 2018. Net income for the quarter ended June 30, 2019 was $5.6 million, an increase of 18% compared to the quarter ended June 30, 2018. Revenues for the six months ended

June 30, 2019 were $30.5 million, an increase of 2% compared to the six months ended June 30, 2018. Net interest income for the six months ended June 30, 2019 was $27.9 million, an increase of 1% compared to the six months ended June 30, 2018. Net income for the six months ended June 30, 2019 was $10.7 million, an increase of 14% compared to the six months ended June 30, 2018. The increase in net income for the quarter and six months ended June 30, 2019 was primarily due to a decrease in the allowance for loan losses and by fees recognized from elevated loan pre-payments. The allowance for loan losses declined as a result of a decrease in the general reserve driven by improving historical loss trends. Pre-payment fees totaled $1.0 million for the quarter ended June 30, 2019 compared to $0.3 million for the same period in 2018. Pre-payment fees totaled $2.1 million for the six months ended June 30, 2019 compared to $0.3 million for the same period in 2018.
Basic and diluted earnings per share were each $0.71 for the quarter ended June 30, 2019 compared to $0.60 for the quarter ended June 30, 2018. Basic and diluted earnings per share were $1.36 and $1.35, respectively, for the six months ended June 30, 2019 compared to basic and diluted earnings per share of $1.19 for the six months ended June 30, 2018.
The Company’s efficiency ratios for the quarters ended June 30, 2019 and June 30, 2018 were 58.6% and 58.2%, respectively. The Company's efficiency ratios for the six months ended June 30, 2019 and June 30, 2018 were 58.0% and 60.1%, respectively. The decrease in the efficiency ratio for the six months ended June 30, 2019 was driven by a reduction in noninterest expense and by an increase in net interest income resulting from the aforementioned loan pre-payments.
Noninterest Income and Expense
Noninterest income increased by $0.2 million, or 21%, to $1.3 million for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018. The increase in noninterest income was primarily a result of a $0.3 million increase in gains and fees from the sales of loans and a $0.1 million gain recognized on the sale of available for sale securities. The increase in noninterest income was partially offset by a decrease in other income totaling $0.1 million.
Noninterest income increased by $0.2 million, or 8%, for the six months ended June 30, 2019 compared to the six months ended June 30, 2018. The increase in noninterest income was primarily a result of a $0.4 million increase in other income, attributable to an interest rate swap fee recognized in the first quarter of 2019. The increase in noninterest income was partially offset by a decrease of $0.1 million in gains recognized on the sale of available for sale securities.
Noninterest expense remained flat, totaling $8.8 million for each of the quarters ended June 30, 2019 and June 30, 2018. Noninterest expense decreased $0.2 million, or 1%, for the six months ended June 30, 2019 compared to the six months ended June 30, 2018. The decrease was primarily driven by a $0.2 million decrease in marketing expense and a $0.2 million decrease in FDIC insurance expense. The decrease in noninterest expense was partially offset by an increase in occupancy and equipment expense related to the prior year's branch expansion and overall investment in technology.
Financial Condition
Assets totaled $1.86 billion at June 30, 2019, an annualized decrease of 1% compared to assets of $1.87 billion at December 31, 2018. Total gross loans were $1.57 billion at June 30, 2019 and $1.60 billion at December 31, 2018. Deposits decreased to $1.48 billion compared to $1.50 billion at December 31, 2018, an annualized decrease of 3% over December 31, 2018.
Asset Quality
Nonperforming assets as a percentage of total assets was 0.69% at June 30, 2019, down from 0.75% at December 31, 2018. Net charge-offs to average loans was 0.04% for the quarter ended June 30, 2019. The allowance for loan losses at June 30, 2019 was $13.9 million, representing 0.89% of total loans. The Company continues to work on the resolution of its previously disclosed nonperforming lending relationship and progress to date has been in line with the Company's estimates.

Capital
Shareholders’ equity totaled $176.9 million as of June 30, 2019, an increase of $2.7 million compared to December 31, 2018, primarily a result of net income for the six months ended June 30, 2019 of $10.7 million, offset by dividends paid of $2.0 million, common stock repurchased of $1.0 million and a $5.9 million unfavorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. As of June 30, 2019, the tangible common equity ratio and tangible book value per share were 9.38% and $22.47, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Assets
Cash and due from banks	$75,647	$88,827	$75,411	$89,214
Federal funds sold	3,237	4,764	2,701	105
Cash and cash equivalents	78,884	93,591	78,112	89,319

Investment securities
Marketable equity securities, at fair value	2,090	2,049	2,009	—
Available for sale investment securities, at fair value	93,017	96,423	93,154	92,608
Held to maturity investment securities, at amortized cost	21,318	21,364	21,421	21,505
Total investment securities	116,425	119,836	116,584	114,113
Loans receivable (net of allowance for loan losses of $13,890, $15,430, $15,462 and $19,006 at June 30, 2019, March 31, 2019, December 31, 2018 and June 30, 2018, respectively)	1,551,620	1,578,609	1,586,775	1,572,591
Other real estate owned	1,217	—	—	—
Accrued interest receivable	6,165	6,534	6,375	5,522
Federal Home Loan Bank stock, at cost	7,475	7,475	8,110	9,333
Premises and equipment, net	29,060	29,629	19,771	20,313
Bank-owned life insurance	41,178	40,925	40,675	40,146
Goodwill	2,589	2,589	2,589	2,589
Other intangible assets	251	270	290	334
Deferred income taxes, net	5,596	4,835	4,347	4,683
Other assets	19,205	13,465	10,037	11,859
Total assets	$1,859,665	$1,897,758	$1,873,665	$1,870,802

Liabilities & Shareholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$161,704	$161,844	$173,198	$168,295
Interest bearing deposits	1,316,027	1,359,521	1,329,046	1,297,343
Total deposits	1,477,731	1,521,365	1,502,244	1,465,638

Advances from the Federal Home Loan Bank	150,000	150,000	160,000	199,000
Subordinated debentures	25,181	25,168	25,155	25,129
Accrued expenses and other liabilities	29,813	24,384	12,070	11,462
Total liabilities	1,682,725	1,720,917	1,699,469	1,701,229

Shareholders’ equity
Common stock, no par value	120,064	120,750	120,527	119,824
Retained earnings	63,801	59,247	54,706	48,470
Accumulated other comprehensive (loss) income	(6,925)	(3,156)	(1,037)	1,279
Total shareholders’ equity	176,940	176,841	174,196	169,573

Total liabilities and shareholders’ equity	$1,859,665	$1,897,758	$1,873,665	$1,870,802

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Interest and dividend income
Interest and fees on loans	$19,540	$20,096	$20,030	$18,114	$39,636	$35,532
Interest and dividends on securities	992	997	1,009	975	1,989	1,910
Interest on cash and cash equivalents	514	383	504	325	897	579
Total interest and dividend income	21,046	21,476	21,543	19,414	42,522	38,021

Interest expense
Interest expense on deposits	6,319	6,100	5,942	4,309	12,419	7,965
Interest expense on borrowings	1,132	1,103	1,134	1,197	2,235	2,443
Total interest expense	7,451	7,203	7,076	5,506	14,654	10,408

Net interest income	13,595	14,273	14,467	13,908	27,868	27,613
(Credit) provision for loan losses	(841)	195	2,795	310	(646)	323
Net interest income after (credit) provision for loan losses	14,436	14,078	11,672	13,598	28,514	27,290

Noninterest income
Gains and fees from sales of loans	617	89	149	315	706	685
Service charges and fees	263	249	284	265	512	521
Bank owned life insurance	254	249	262	265	503	528
Net gain on sale of available for sale securities	76	—	—	—	76	222
Other	126	721	(94)	262	847	484
Total noninterest income	1,336	1,308	601	1,107	2,644	2,440

Noninterest expense
Salaries and employee benefits	4,555	4,836	4,503	4,539	9,391	9,567
Occupancy and equipment	1,833	1,887	1,671	1,731	3,720	3,348
Data processing	551	512	487	509	1,063	1,034
Professional services	519	590	583	424	1,109	1,199
Marketing	348	193	416	479	541	776
Director fees	215	189	295	274	404	489
FDIC insurance	76	123	159	203	199	417
Amortization of intangibles	19	19	20	24	38	48
Other	639	626	662	581	1,265	1,089
Total noninterest expense	8,755	8,975	8,796	8,764	17,730	17,967

Income before income tax expense	7,017	6,411	3,477	5,941	13,428	11,763
Income tax expense	1,441	1,331	216	1,226	2,772	2,448
Net income	$5,576	$5,080	$3,261	$4,715	$10,656	$9,315

Earnings Per Common Share:
Basic	$0.71	$0.65	$0.42	$0.60	$1.36	$1.19
Diluted	$0.71	$0.65	$0.41	$0.60	$1.35	$1.19

Weighted Average Common Shares Outstanding:
Basic	7,773,466	7,760,460	7,749,616	7,722,892	7,766,999	7,699,977
Diluted	7,790,760	7,776,378	7,781,153	7,761,560	7,791,975	7,747,068
Dividends per common share	$0.13	$0.13	$0.12	$0.12	$0.26	$0.24

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Performance ratios:
Return on average assets	1.20%	1.10%	0.69%	1.02%	1.15%	1.03%
Return on average stockholders' equity	12.48%	11.60%	7.28%	11.21%	12.05%	11.28%
Return on average tangible common equity	12.68%	11.80%	7.40%	11.41%	12.24%	11.48%
Net interest margin	3.07%	3.19%	3.20%	3.14%	3.13%	3.15%
Efficiency ratio(1)	58.6%	57.5%	58.2%	58.2%	58.0%	60.1%

Net loan charge-offs as a % of average loans	0.04%	0.01%	0.41%	0.01%	0.06%	0.01%

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(2)	12.40%	12.00%	11.56%	11.31%
Total Capital to Risk-Weighted Assets(2)	13.26%	12.94%	12.50%	12.47%
Tier I Capital to Risk-Weighted Assets(2)	12.40%	12.00%	11.56%	11.31%
Tier I Capital to Average Assets(2)	10.75%	10.53%	10.14%	10.03%
Tangible common equity to tangible assets	9.38%	9.18%	9.16%	8.92%

Tangible book value per common share(3)	$22.47	$22.38	$22.06	$21.56

Asset quality:
Nonaccrual loans	$11,688	$13,233	$14,082	$23,325
Other real estate owned	1,217	—	—	—
Total nonperforming assets	$12,905	$13,233	$14,082	$23,325

Nonperforming loans as a % of total loans	0.75%	0.83%	0.88%	1.46%
Nonperforming assets as a % of total assets	0.69%	0.70%	0.75%	1.25%
Allowance for loan losses as a % of total loans	0.89%	0.97%	0.96%	1.19%
Allowance for loan losses as a % of nonperforming loans	118.84%	116.60%	109.80%	81.48%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(3)Excludes unvested restricted shares of 94,598, 99,061, 77,624, and 112,009 as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	June 30, 2019	March 31, 2019	December 31, 2018	Current QTD % Change	YTD % Change
Residential Real Estate	$164,066	$174,054	$178,079	(5.7)%	(7.9)%
Commercial Real Estate(1)	1,080,846	1,097,354	1,094,066	(1.5)%	(1.2)%
Construction	89,236	88,653	73,191	0.7%	21.9%
Total Real Estate Loans	1,334,148	1,360,061	1,345,336	(1.9)%	(0.8)%

Commercial Business	233,364	236,110	258,978	(1.2)%	(9.9)%

Consumer	297	248	412	19.8%	(27.9)%
Total Loans	$1,567,809	$1,596,419	$1,604,726	(1.8)%	(2.3)%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	June 30, 2019	March 31, 2019	December 31, 2018	Current QTD % Change	YTD % Change
Noninterest bearing demand	$161,704	$161,844	$173,198	(0.1)%	(6.6)%
NOW	67,793	61,719	61,869	9.8%	9.6%
Money Market	434,385	469,095	471,968	(7.4)%	(8.0)%
Savings	174,319	178,960	180,487	(2.6)%	(3.4)%
Time	639,530	649,747	614,722	(1.6)%	4.0%
Total Deposits	$1,477,731	$1,521,365	$1,502,244	(2.9)%	(1.6)%

BANKWELLFINANCIALGROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30, 2019	March 31, 2019	June 30, 2018	June 19 vs. March 19 % Change	June 19 vs. June 18 % Change
Gains and fees from sales of loans	$617	$89	$315	593.3%	95.9%
Service charges and fees	263	249	265	5.6%	(0.8)%
Bank owned life insurance	254	249	265	2.0%	(4.2)%
Net gain on sale of available for sale securities	76	—	—	100.0%	100.0%
Other	126	721	262	(82.5)%	(51.9)%
Total noninterest income	$1,336	$1,308	$1,107	2.1%	20.7%

	For the Quarter Ended
Noninterest expense	June 30, 2019	March 31, 2019	June 30, 2018	June 19 vs. March 19 % Change	June 19 vs. June 18 % Change
Salaries and employee benefits	$4,555	$4,836	$4,539	(5.8)%	0.4%
Occupancy and equipment	1,833	1,887	1,731	(2.9)%	5.9%
Data processing	551	512	509	7.6%	8.3%
Professional services	519	590	424	(12.0)%	22.4%
Marketing	348	193	479	80.3%	(27.3)%
Director fees	215	189	274	13.8%	(21.5)%
FDIC insurance	76	123	203	(38.2)%	(62.6)%
Amortization of intangibles	19	19	24	—%	(20.8)%
Other	639	626	581	2.1%	10.0%
Total noninterest expense	$8,755	$8,975	$8,764	(2.5)%	(0.1)%

BANKWELLFINANCIALGROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
Noninterest income	June 30, 2019	June 30, 2018	% Change
Gains and fees from sales of loans	$706	$685	3.1%
Service charges and fees	512	521	(1.7)%
Bank owned life insurance	503	528	(4.7)%
Net gain on sale of available for sale securities	76	222	(65.8)%
Other	847	484	75.0%
Total noninterest income	$2,644	$2,440	8.4%

	For the Six Months Ended
Noninterest expense	June 30, 2019	June 30, 2018	% Change
Salaries and employee benefits	$9,391	$9,567	(1.8)%
Occupancy and equipment	3,720	3,348	11.1%
Professional services	1,109	1,199	(7.5)%
Data processing	1,063	1,034	2.8%
Marketing	541	776	(30.3)%
Director fees	404	489	(17.4)%
FDIC insurance	199	417	(52.3)%
Amortization of intangibles	38	48	(20.8)%
Other	1,265	1,089	16.2%
Total noninterest expense	$17,730	$17,967	(1.3)%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Total Equity	$176,940	$176,841	$174,196	$169,573
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	251	270	290	334
Tangible Common Equity	$174,100	$173,982	$171,317	$166,650

Total Assets	$1,859,665	$1,897,758	$1,873,665	$1,870,802
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	251	270	290	334
Tangible Assets	$1,856,825	$1,894,899	$1,870,786	$1,867,879

Tangible Common Equity to Tangible Assets	9.38%	9.18%	9.16%	8.92%

	As of
Computation of Tangible Book Value per Common Share	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Total shareholders' equity	$176,940	$176,841	$174,196	$169,573
Less:
Preferred stock	—	—	—	—
Common shareholders' equity	176,940	176,841	174,196	169,573
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	251	270	290	334
Tangible common shareholders' equity	174,100	173,982	171,317	166,650
Common shares issued	7,875,271	7,873,471	7,842,271	7,841,720
Less:
Shares of unvested restricted stock	94,598	99,061	77,624	112,099
Treasury stock	34,168	—	—	—
Common shares outstanding	7,746,505	7,774,410	7,764,647	7,729,621
Book value per share	$22.84	$22.75	$22.43	$21.94
Less:
Effects of intangible assets	$0.37	$0.37	$0.37	$0.38

Tangible Book Value per Common Share	$22.47	$22.38	$22.06	$21.56

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
Computation of Efficiency Ratio	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Noninterest expense	$8,755	$8,975	$8,796	$8,764	$17,730	$17,967
Less:
Amortization of intangible assets	19	19	20	24	38	48
Other real estate owned expenses	24	—	—	—	24	—
Adjusted noninterest expense	$8,712	$8,956	$8,776	$8,740	$17,668	$17,919
Net interest income	$13,595	$14,273	$14,467	$13,908	$27,868	$27,613
Noninterest income	1,336	1,308	601	1,107	2,644	2,440
Less:
Net gain on sale of available for sale securities	76	—	—	—	76	222
Adjusted operating revenue	$14,855	$15,581	$15,068	$15,015	$30,436	$29,831

Efficiency ratio	58.6%	57.5%	58.2%	58.2%	58.0%	60.1%

	For the Quarter Ended				For the Six Months Ended
Computation of Return on Average Tangible Common Equity	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Net Income Attributable to Common Shareholders	$5,576	$5,080	$3,261	$4,715	$10,656	$9,315
Total average shareholders' equity	$179,217	$177,532	$177,685	$168,684	$178,387	$166,540
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	264	283	302	334	273	334
Average tangible common equity	$176,364	$174,660	$174,794	$165,761	$175,525	$163,617

Annualized Return on Average Tangible Common Equity	12.68%	11.80%	7.40%	11.41%	12.24%	11.48%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$92,493	$514	2.23%	$81,879	$325	1.59%
Securities(1)	119,999	945	3.15%	119,893	921	3.07%
Loans:
Commercial real estate	1,052,936	13,201	4.96%	996,269	11,400	4.53%
Residential real estate	170,180	1,630	3.83%	193,336	1,786	3.69%
Construction(2)	85,933	1,147	5.28%	92,945	1,180	5.02%
Commercial business	252,814	3,558	5.57%	283,865	3,740	5.21%
Consumer	270	4	6.54%	536	8	5.97%
Total loans	1,562,133	19,540	4.95%	1,566,951	18,114	4.57%
Federal Home Loan Bank stock	7,474	116	6.23%	9,330	125	5.37%
Total earning assets	1,782,099	$21,115	4.69%	1,778,053	$19,485	4.34%
Other assets	85,117			68,334
Total assets	$1,867,216			$1,846,387

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$64,316	$28	0.17%	$63,870	$21	0.13%
Money market	444,848	1,847	1.67%	496,548	1,518	1.23%
Savings	174,626	743	1.71%	100,893	267	1.06%
Time	644,723	3,701	2.30%	619,262	2,503	1.62%
Total interest bearing deposits	1,328,513	6,319	1.91%	1,280,573	4,309	1.35%
Borrowed Money	175,172	1,132	2.56%	224,120	1,197	2.11%
Total interest bearing liabilities	1,503,685	$7,451	1.99%	1,504,693	$5,506	1.47%
Noninterest bearing deposits	159,021			160,275
Other liabilities	25,293			12,735
Total liabilities	1,687,999			1,677,703
Shareholders' equity	179,217			168,684
Total liabilities and shareholders' equity	$1,867,216			$1,846,387
Net interest income(3)		$13,664			$13,979
Interest rate spread			2.70%			2.87%
Net interest margin(4)			3.07%			3.14%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $69 thousand and $71 thousand, respectively, for the three months ended June 30, 2019 and 2018.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$82,854	$897	2.18%	$75,634	$579	1.54%
Securities(1)	118,792	1,877	3.16%	118,502	1,809	3.05%
Loans:
Commercial real estate	1,059,247	25,586	4.80%	986,204	22,269	4.49%
Residential real estate	173,353	3,333	3.85%	195,628	3,585	3.67%
Construction(2)	83,549	2,271	5.41%	94,161	2,326	4.91%
Commercial business	264,648	8,436	6.34%	282,324	7,336	5.17%
Consumer	296	10	6.48%	586	16	5.43%
Total loans	1,581,093	39,636	4.99%	1,558,903	35,532	4.53%
Federal Home Loan Bank stock	7,531	253	6.72%	9,318	243	5.21%
Total earning assets	1,790,270	$42,663	4.74%	1,762,357	$38,163	4.31%
Other assets	82,023			67,571
Total assets	$1,872,293			$1,829,928

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$61,579	$75	0.25%	$61,117	$39	0.13%
Money market	458,884	3,829	1.68%	481,723	2,680	1.12%
Savings	177,482	1,512	1.72%	97,429	463	0.96%
Time	636,156	7,003	2.22%	622,508	4,783	1.55%
Total interest bearing deposits	1,334,101	12,419	1.88%	1,262,777	7,965	1.27%
Borrowed Money	175,343	2,235	2.54%	224,114	2,443	2.17%
Total interest bearing liabilities	1,509,444	$14,654	1.96%	1,486,891	$10,408	1.41%
Noninterest bearing deposits	161,239			163,256
Other liabilities	23,223			13,241
Total liabilities	1,693,906			1,663,388
Shareholders' equity	178,387			166,540
Total liabilities and shareholders' equity	$1,872,293			$1,829,928
Net interest income(3)		$28,009			$27,755
Interest rate spread			2.78%			2.90%
Net interest margin(4)			3.13%			3.15%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $141 thousand and $142 thousand, respectively, for the six months ended June 30, 2019 and 2018.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.